Exhibit 99.2

Veritone Announces Pricing of $25 Million Public Offering

DENVER—(BUSINESS WIRE)— Veritone, Inc. (NASDAQ: VERI), a leader in building human-centered enterprise AI solutions, today announced the pricing of an underwritten public offering of 9,505,705 shares of its common stock. The shares of common stock are being sold at a public offering price of $2.63 per share. The aggregate gross proceeds to Veritone from this offering are expected to be approximately $25 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Veritone. Veritone has granted the underwriters a 30-day option to purchase up to an additional 1,425,855 shares of its common stock at the public offering price per share, less underwriting discounts and commissions.

The offering is expected to close on September 12, 2025, subject to the satisfaction of customary closing conditions.

Veritone currently intends to use the net proceeds from the offering for working capital and general corporate purposes including, but not limited to, debt service and repayment of indebtedness.

Needham and Company is acting as sole bookrunning manager for the offering.

A shelf registration statement relating to the offered securities was previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). The offering is being made only by means of a written prospectus and a prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement, along with an accompanying prospectus, relating to the offering has been filed, and a final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website, located at www..sec.gov. Copies of the preliminary prospectus supplement, the accompanying prospectus and, when available, the final prospectus supplement relating to this offering may be obtained from: Needham & Company, LLC, 250 Park Avenue, 10th Floor, New York, NY 10177, Attn: Prospectus Department, Email: prospectus @ needhamco. com, Telephone: (800) 903-3268.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Veritone

Veritone (NASDAQ: VERI) builds human-centered enterprise AI solutions. Serving customers in the media, entertainment, public sector and talent acquisition industries, Veritone’s software and services empower individuals at the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, Veritone’s expectations regarding the completion and timing of the offering, the proceeds Veritone expects to receive from the offering and Veritone’s anticipated use of the net proceeds from the offering. Any statement describing Veritone’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “anticipate,” “believe,” “expect,” “intend,” “will,” or the plural, negative or other variations thereof, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to Veritone’s ability to complete the offering of its common stock on the proposed terms, or at all, changes in market conditions or in Veritone’s business and macroeconomic and geopolitical events. These and other risks are described in additional detail in the filings that Veritone makes with the SEC from time to time, including Veritone’s annual report on Form 10-K for the year ended December 31, 2024, its subsequently filed quarterly reports on Form 10-Q and the preliminary prospectus supplement related to the offering and the final prospectus supplement to be filed with the SEC. Veritone’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Veritone believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in such forward-looking statements will be realized. The forward-looking statements contained herein reflect Veritone’s beliefs, estimates and predictions as of the date hereof, and Veritone undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law. As a result, you are cautioned not to rely on these forward-looking statements.

Company:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors @ veritone..com

Investor Relations:

Cate Goldsmith

Prosek Partners

914-815-7678

cgoldsmith @ prosek..com